EXECUTION VERSION

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is made and entered into as of July 27, 2006, by and among EDAP TMS S.A., a French société anonyme (the “Company”), and the investors signatory hereto (each a “Purchaser” and collectively, the “Purchasers”).

This Agreement is made pursuant to the Securities Purchase Agreement, dated as of the date hereof among the Company and the Purchasers (the “Purchase Agreement”).

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and the Purchasers agree as follows:

1.            Definitions. Capitalized terms used and not otherwise defined herein that are defined in the Purchase Agreement shall have the meanings given such terms in the Purchase Agreement. As used in this Agreement, the following terms shall have the respective meanings set forth in this Section 1:

“ADR” means an American Depositary Receipt evidencing one or more American Depositary Share (each, an “ADS”), with each ADS representing one Ordinary Share issued under the unrestricted facility maintained by the Depositary under the Deposit Agreement.

“Advice” shall have the meaning set forth in Section 6(f).

“Affiliate” means, with respect to any person, any other person which directly or indirectly controls, is controlled by, or is under common control with, such person.

“Business Day” means a day, other than a Saturday or Sunday, on which banks in New York City and Lyons, France, are open for the general transaction of business.

“Closing” has the meaning set forth in the Purchase Agreement.

“Closing Date” has the meaning set forth in the Purchase Agreement.

“Commission” means the Securities and Exchange Commission.

“Deposit Agreement” means the Deposit Agreement dated as of July 31, 1997 among the Company, The Bank of New York as Depositary and the owners and beneficial owners of ADRs from time to time, as such agreement may be amended or supplemented.

“Effective Date” means the date that the Registration Statement filed pursuant to Section 2(a) is first declared effective by the Commission.

“Effectiveness Deadline” means, with respect to the Registration Statement required to be filed to cover the resale by the Holders of the Registrable Securities, the earlier of: (i) the 90th day following the Closing Date; provided, that, if the Commission reviews and has written comments to the filed Registration Statement that would require the filing of one or several pre-effective amendments thereto with the Commission, then the Effectiveness Deadline under this clause (i) shall be the 120th day following the Closing Date, and (ii) the fifth (5th) Trading Day following the date on which the Company is notified by the Commission that the Registration Statement will not be reviewed or is no longer subject to further review and comments and the effectiveness of the Registration Statement may be accelerated.

“Effectiveness Period” shall have the meaning set forth in Section 2(b).

“Event” shall have the meaning set forth in Section 2(c).

“Event Date” shall have the meaning set forth in Section 2(c).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Filing Deadline” means, with respect to the Registration Statement required to be filed pursuant to Section 2(a), the 30th calendar day following the Closing Date.

“Holder” or “Holders” means the holder or holders, as the case may be, from time to time of Registrable Securities.

“Indemnified Party” shall have the meaning set forth in Section 5(c).

“Indemnifying Party” shall have the meaning set forth in Section 5(c).

“Losses” shall have the meaning set forth in Section 5(a).

“New York Courts” means the state and federal courts sitting in the City of New York, Borough of Manhattan.

“Ordinary Shares” means the ordinary shares of the Company, nominal value € 0.13 per share, and any securities into which such ordinary shares may hereinafter be reclassified.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Prospectus” means the prospectus included in a Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by a Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

“Register,” “registered” and “registration” refer to a registration made by preparing and filing a Registration Statement or similar document in compliance with the Securities Act, and the declaration or ordering of effectiveness of such Registration Statement or document.

“Registrable Securities” means: (i) the Shares and any ADRs evidencing ADSs representing the Shares and (ii) any securities issued or issuable in respect of the Shares upon any split, dividend or other distribution, recapitalization or similar event; provided, that the Holder has completed and delivered to the Company a Selling Securityholder Notice and Questionnaire; and provided, further, that a Holder’s security shall cease to be Registrable Securities upon the earliest to occur of the following: (A) sale pursuant to a Registration Statement or Rule 144 under the Securities Act (in which case, only such security sold shall cease to be a Registrable Security); (B) such security becoming eligible for sale by the Holder pursuant to Rule 144(k); or (C) such security having been sold in a transaction not subject to the registration requirements of the Securities Act. In addition, a Holder's securities shall cease to constitute Registrable Securities if all of the Registrable Securities held by such Holder (and its affiliates, partners, members and former members) may be sold under Rule 144 during any ninety (90) day period

“Registration Statement” means any registration statement of the Company filed under the Securities Act that covers the resale of any of the Registrable Securities pursuant to the provisions of this Agreement, amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all material incorporated by reference or deemed to be incorporated by reference in such Registration Statement.

“Restricted ADR” means a certificated American Depositary Receipt that includes restrictive legends as set forth in the Purchase Agreement, evidencing one or more restricted American Depositary Shares (“Restricted ADSs”), with each Restricted ADS representing one Share.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Rule 415” means Rule 415 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Rule 424” means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Selling Securityholder Notice and Questionnaire” means a questionnaire in the form attached as Annex B hereto, or such other form of questionnaire as may reasonably be adopted by the Company from time to time.

“Shares” means the Ordinary Shares purchased by the Purchasers on the Closing Date pursuant to the Purchase Agreement.

“Trading Day” means (i) a day on which the ADRs are listed or quoted and traded on its primary Trading Market (other than the OTC Bulletin Board), or (ii) if the ADRs are not listed on a Trading Market (other than the OTC Bulletin Board), a day on which the ADRs are traded in the over-the-counter market, as reported by the OTC Bulletin Board, or (iii) if the ADRs are not quoted on any Trading Market, a day on which the ADRs are quoted in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding to its functions of reporting prices); provided, that in the event that the ADRs are not listed or quoted as set forth in (i), (ii) and (iii) hereof, then Trading Day shall mean a Business Day.

“Trading Market” means whichever of the New York Stock Exchange, the American Stock Exchange, the NASDAQ Global Market, the NASDAQ Capital Market or OTC Bulletin Board on which the ADRs are listed or quoted for trading on the date in question.

2.         Registration.

(a)           On or prior to the Filing Deadline, the Company shall prepare and file with the Commission a “shelf” Registration Statement covering the resale of all Registrable Securities not already covered by an existing and effective Registration Statement for an offering to be made on a non-underwritten-continuous, basis pursuant to Rule 415 for all cash consideration. The Registration Statement shall be on Form F-3 (except if the Company is not then eligible to register for resale the Registrable Securities on Form F-3, in which case such registration shall be on another appropriate form in accordance with the Securities Act and the Exchange Act selected by the Company); provided that such Form and applicable rules under the Securities Act governing the obligation to file a post-effective amendment permit, in lieu of filing a post-effective amendment that (I) includes any prospectus required by Section 10(a)(3) of the Securities Act or (II) reflects facts or events representing a material or fundamental change in the information set forth in the registration statement, the incorporation by reference of information required to be included in (I) and (II) above to be contained in periodic reports filed pursuant to Section 13 or 15(d) of the Exchange Act in the registration statement. The Registration Statement shall contain (except if otherwise required pursuant to written comments received from the Commission upon a review of such Registration Statement) the “Plan of Distribution” attached hereto as Annex A.

(b)           Subject to Section 2(f), the Company shall use its commercially reasonable efforts to cause the Registration Statement to be declared effective by the Commission as soon as practicable and, in any event, no later than the Effectiveness Deadline and shall use its commercially reasonable efforts to keep the Registration Statement continuously effective under the Securities Act until the earlier of (i) such time as all of the Registrable Securities covered by such Registration Statement have been publicly sold by the Holders, or (ii) the date that all Registrable Securities covered by the Registration Statement may be sold by non-affiliates pursuant to Rule 144(k) as determined by counsel to the Company pursuant to a written opinion letter to such effect, addressed and acceptable to the Company's transfer agent and the affected Holders (the “Effectiveness Period”). Without prejudice to Section 2(c), if, at any time during the Effectiveness Period, any event shall have occurred as a result of which the Registration Statement (including any amendments or supplements thereto and the prospectuses contained therein) would include an untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein (in the case of any prospectus, in light of the circumstances in which they were made) not misleading, the Company shall as soon as reasonably possible amend or supplement the Registration Statement or related prospectus, as the case may be, which amendment or supplement will correct such statement or omission. Such Registration Statement shall also cover, to the extent allowable under the Securities Act and the rules promulgated thereunder (including Rule 416), such indeterminate number of additional securities resulting from splits, dividends or similar transactions with respect to the Registrable Securities.

(c)             If: (i) the Registration Statement is not filed on or prior to the Filing Deadline, (ii) a Registration Statement is not declared effective by the Commission (or otherwise does not become effective) on or prior to its Effectiveness Deadline or (iii) after its Effective Date, such Registration Statement ceases for any reason (including without limitation by reason of a stop order, or the Company’s failure to update the Registration Statement or the Company’s exercise of any rights pursuant to Section 2(f)), but excluding the inability of any Holder to sell the Registrable Securities covered thereby due to market conditions, to be effective and available to the Holders as to all Registrable Securities to which it is required to cover at any time prior to the expiration of the Effectiveness Period for an aggregate of more than thirty (30) consecutive Trading Days or for more than an aggregate of ninety (90) Trading Days in any twelve (12)-month period (which need not be consecutive), (any such failure or breach in clauses (i), (ii) or (iii) above being referred to as an “Event,” and for purposes of clauses (i) or (ii) the date on which such Event occurs, or for purposes of clause (iii) the date which such thirty (30) consecutive or ninety (90) Trading Day period (as applicable) is exceeded, being referred to as “Event Date”), then in addition to any other rights available to the Holders: (x)

on such Event Date the Company shall pay to each Holder an amount in cash, as partial liquidated damages and not as a penalty, equal to 1.0% of the aggregate purchase price paid by such Holder pursuant to the Purchase Agreement for any Registrable Securities then held by such Holder (which remedy shall be the sole and exclusive remedy for any Event, provided however, that any Holder can seek, to the extent otherwise available to such Holder, specific performance with respect to any such Event if such Event is not remedied within an aggregate of ninety (90) days after the Event Date); and (y) on each monthly anniversary of each such Event Date thereof (if the applicable Event shall not have been cured by such date) until the applicable Event is cured, the Company shall pay to each Holder an amount in cash, as partial liquidated damages and not as a penalty, equal to 1.0% the aggregate purchase price paid by such Holder pursuant to the Purchase Agreement for any Registrable Securities then held by such Holder. If the Company fails to pay any partial liquidated damages pursuant to this Section in full within seven (7) days after the date payable, the Company will pay interest thereon at a rate of 10% per annum (or such lesser maximum amount that is permitted to be paid by applicable law) to the Holder, accruing daily from the date such partial liquidated damages are due until such amounts, plus all such interest thereon, are paid in full. The partial liquidated damages pursuant to the terms hereof shall apply on a daily pro-rata basis for any portion of a month prior to the cure of an Event, except in the case of the first Event Date. Notwithstanding the foregoing, the maximum payment to a Holder associated with all Events in the aggregate shall not exceed (i) in any thirty (30)-day period, an aggregate of 1.0% of the purchase price paid by such Holder for its Registrable Securities and (ii) 10.0% of the purchase price paid by such Holder for its Registrable Securities.

(d)         The Company shall not, from the date hereof until the date occurring sixty (60) days after the Effective Date of the Registration Statement, prepare and file with the Commission a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities other than a registration statement on Form S-8.

(e)          The Company shall furnish to each Holder for review at least eight (8) Business Days before filing with the Commission, a draft of the Registration Statement covering such Holder’s Registrable Securities. Within five (5) Business Days after receipt of a draft of the Registration Statement from the Company, each Holder agrees to furnish to the Company, a completed Selling Securityholder Notice and Questionnaire. The Company shall not be required to include the Registrable Securities of a Holder in a Registration Statement and shall not be required to pay any liquidated or other damages under Section 2(c) to any Holder who fails to so timely furnish to the Company the completed Selling Securityholder Notice and Questionnaire (subject to the requirements set forth in Section 3(a)).

(f)          If, after a registration statement becomes effective, the Company notifies the Holders of registered Registrable Securities that the Company considers it appropriate for the registration statement to be amended or supplemented, the holders of such shares shall suspend any further sales of their registered Registrable Securities until the Company advises them that the registration statement has been amended or supplemented. Without limitation, the Company may make such notification to the Holders if there exists at any time material non-public information relating to the Company that in the opinion of the Board of Directors would be prejudicial to the Company or its shareholders if disclosed at this time.

(g)         The Registration Statement filed pursuant to this Section 2 may include other securities of the Company with respect to which registration rights have been or will be granted.

3.         Registration Procedures.

In connection with the Company's registration obligations hereunder, the Company shall:

(a)           Not file a Registration Statement, any Prospectus or any amendments or supplements thereto in which the “Selling Shareholder” section thereof differs from the disclosure received from a Holder in its Selling Securityholder Notice and Questionnaire (as amended or supplemented), except as may otherwise be required by applicable securities law or the Commission.

(b)           Notwithstanding Section 2(f) and subject to the remedies provided for in Section 2(c), (i) prepare and file with the Commission such amendments, including post-effective amendments, to each Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement continuously effective as to the applicable Registrable Securities for its Effectiveness Period and prepare and file with the Commission such additional Registration Statements in order to register for resale under the Securities Act all of the Registrable Securities; (ii) cause the related Prospectus to be amended or supplemented by any required Prospectus supplement, and as so supplemented or amended to be filed pursuant to Rule 424; (iii) respond as promptly as reasonably practicable, and in any event within ten (10) Trading Days to any comments received from the Commission with respect to each Registration Statement or any amendment thereto and, as promptly as reasonably possible provide the Holders true and complete copies of all correspondence from and to the Commission relating to such Registration Statement that pertains to the Holders as Selling Shareholders but not any comments that would result in the disclosure to the Holders of material and non-public information concerning the Company; and (iv) comply with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all Registrable Securities covered by each Registration Statement.

(c)           Notify the Holders as promptly as reasonably possible (and, in the case of (i)(A) below, not less than three (3) Trading Days prior to such filing, in the case of (iii) and (iv) below, not more than one (1) Trading Day after such issuance or receipt and, in the case of (v) below, not less than three (3) Trading Days prior to the financial statements in any Registration Statement becoming ineligible for inclusion therein) and (if requested by any such Person) confirm such notice in writing no later than one Trading Day following the day (i)(A) when a Prospectus or any Prospectus supplement or post-effective amendment to a Registration Statement is proposed to be filed; (B) when the Commission notifies the Company whether there will be a “review” of such Registration Statement and whenever the Commission comments in writing on any Registration Statement (in which case the Company shall provide true and complete copies thereof and all written responses thereto to each of the Holders but solely as they relate to the Holders as Selling Shareholders or to the Plan of Distribution, and not including any information which the Company believes would constitute material and non-public information); and (C) with respect to each Registration Statement or any post-effective amendment, when the same has been declared effective; (ii) of any other request by the Commission or any other Federal or state governmental authority for amendments or supplements to a Registration Statement or Prospectus or for additional information that pertains to the Holders as Selling Shareholders or the Plan of Distribution; (iii) of the issuance by the Commission of any stop order suspending the effectiveness of a Registration Statement covering any or all of the Registrable Securities or the initiation of any Proceedings for that purpose; (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any Proceeding for such purpose; and (v) of the occurrence of any event or passage of time that makes the financial statements included in a Registration Statement ineligible for inclusion therein or that makes any statement made in such Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to such Registration Statement, Prospectus or other documents so that, in the case of such Registration Statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein (in the case of any

Prospectus, form of prospectus or supplement thereto, in light of the circumstances under which they were made), not misleading.

(d)           Use its commercially reasonable efforts to avoid the issuance of, or, if issued, obtain the withdrawal of (i) any order suspending the effectiveness of a Registration Statement, or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction of the United States, as soon as practicable.

(e)           If requested by a Holder, furnish to such Holder, without charge, at least one conformed copy of each Registration Statement and each amendment thereto and all exhibits to the extent requested by such Person (including those previously furnished or incorporated by reference) promptly after the filing of such documents with the Commission; provided, that the Company shall have no obligation to provide any document pursuant to this clause that is available on the Commission’s EDGAR system.

(f)           Upon notification by the Commission that a Registration Statement will not be reviewed or is no longer subject to further review and comments, the Company shall request acceleration of such Registration Statement within five (5) Trading Days after receipt of such notice such that it becomes effective no later than 4:00 p.m. New York City time on the Effective Date and file a prospectus supplement for any Registration Statement, if required under Rule 424, by 9:00 a.m. New York City time the day after the Effective Date.

(g)           Prior to any public offering of Registrable Securities, register or qualify of such Registrable Securities for offer and sale under the securities or Blue Sky laws of those jurisdictions within the United States as any Holder requests in writing, to keep each such registration or qualification (or exemption therefrom) effective during the Effectiveness Period and to do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the Registration Statements; provided, that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action that would subject the Company to general service of process in any jurisdiction where it is not then so subject or subject the Company to any material tax in any such jurisdiction where it is not then so subject.

(h)           Cooperate with the Holders and the Depositary to facilitate the timely preparation and delivery of ADR certificates representing the ADSs to be delivered to a transferee pursuant to the Registration Statement, which certificates shall be free, to the extent permitted by the Purchase Agreement and under law, of all restrictive legends. In connection therewith, if required by the Company’s transfer agent or Depositary, the Company shall promptly after the effectiveness of the Registration Statement cause an opinion of counsel as to the effectiveness of the Registration Statement to be delivered to its transfer agent or Depositary, together with any other authorizations, certificates and directions required by the transfer agent or Depositary, which authorize and direct the transfer agent or Depositary to issue such Registrable Securities without legend upon sale by the holder of such ADRs under the Registration Statement.

(i)            Following the occurrence of any event contemplated by Section 3(c)(v), as promptly as reasonably possible, prepare a supplement or amendment, including a post-effective amendment, to the affected Registration Statements or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, no Registration Statement nor any Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus, form of prospectus or supplement thereto, in light of the circumstances under which they were made), not misleading.

(j)            (i) In the time and manner required by each Trading Market, if required by such Trading Market for the admission to listing or quotation, as the case may be, of the Ordinary Shares or

ADRs, as applicable, on such Trading Market, prepare and file with such Trading Market an additional listing application covering all of the Registrable Securities, (ii) take all steps necessary to cause such Registrable Securities to be approved for listing or quotation on each Trading Market as soon as possible thereafter, (iii) provide the Holders evidence of such listing or quotation, and (iv) during the Effectiveness Period, maintain the listing or quotation of such Registrable Securities on each such Trading Market.

(k)           As long as any Holder owns Shares that are “restricted securities” under Rule 144 under the Securities Act, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to Section 13(a) or 15(d) of the Exchange Act. As long as any Holder owns Shares that are “restricted securities” under Rule 144 under the Securities Act, if the Company is not required to file reports pursuant to Section 13(a) or 15(d) of the Exchange Act, it will timely provide to the Holders and make publicly available as contemplated by Rule 144(c) all such information described in Rule 144(c) so as to make available the benefits of Rule 144 to such Holders. The Company further covenants that it will take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Person to sell Shares without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act, including compliance with the provisions of the Purchase Agreement relating to the transfer of the Shares.

(l)            The Company may require each selling Holder to furnish to the Company a certified statement as to the number of ADRs and Ordinary Shares beneficially owned by such Holder and any Affiliate thereof.

4.            Registration Expenses. All fees and expenses incident to the Company’s performance of or compliance with its obligations under this Agreement (excluding any underwriting discounts and selling commissions, any stock transfer, stamp duty or similar tax payable upon any resale of the Shares or ADRs, any fees payable by any holder of ADRs or any holder of Ordinary Shares requesting delivery of ADRs under the Deposit Agreement (other than any fees payable to the Depositary upon the issuance of ADRs against surrender of Restricted ADRs, which shall be for the account of the Company) and all legal fees and expenses of legal counsel for any Holder) shall be borne by the Company whether or not any Registrable Securities are sold pursuant to a Registration Statement. The fees and expenses referred to in the foregoing sentence shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses (A) with respect to filings required to be made with the securities exchanges on which the ADRs are then listed for trading, and (B) in compliance with applicable state securities or Blue Sky laws), (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities and of printing prospectuses if the printing of prospectuses is reasonably requested by the Holders of a majority of the Registrable Securities included in the Registration Statement), (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel for the Company, (v) Securities Act liability insurance, if the Company so desires such insurance, and (vi) fees and expenses of all other Persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement. In addition, the Company shall be responsible for all of its internal expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit and the fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange as required hereunder. In no event shall the Company be responsible for any broker or similar commissions or any legal fees or other costs of the Holders.

5.         Indemnification.

(a)           Indemnification by the Company. The Company shall, notwithstanding any termination of this Agreement, indemnify and hold harmless each Holder, the officers, directors, agents, partners, members, shareholders, Affiliates and employees of each of them, each Person who controls any such Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, agents and employees of each such controlling Person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable costs of preparation and investigation and reasonable attorneys' fees) and expenses (collectively, “Losses”), as incurred, arising out of or relating to (i) any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any Prospectus or any form of prospectus or in any amendment or supplement thereto (it being understood that the Holder has approved Annex A hereto for this purpose) or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, except to the extent, but only to the extent, that (A) such untrue statements, alleged untrue statements, omissions or alleged omissions are based solely upon information regarding such Holder furnished in writing to the Company by such Holder expressly for use therein, or to the extent that such information relates to such Holder or such Holder's proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by such Holder expressly for use in the Registration Statement, such Prospectus or such form of Prospectus or in any amendment or supplement thereto (it being understood that each Holder has approved Annex A hereto for this purpose) or (B) in the case of an occurrence of an event of the type specified in Section 3(c)(ii)-(v), the use by a Holder of an outdated or defective Prospectus after the Company has notified such Holder in writing that the Prospectus is outdated or defective and prior to the receipt by such Holder of an Advice (as defined in Section 6(d) below), but only if and to the extent that following the receipt of the Advice the misstatement or omission giving rise to such Loss would have been corrected; provided, however, that the indemnity agreement contained in this Section 5(a) shall not apply to amounts paid in settlement of any Losses if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld. Each Holder shall notify the Company promptly of the institution, threat or assertion of any Proceeding of which the Holder is aware in connection with the transactions contemplated by this Agreement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of an Indemnified Party (as defined in Section 5(c)) and shall survive the transfer of the Registrable Securities by the Holders.

(b)           Indemnification by Holders. Each Holder shall, notwithstanding any termination of this Agreement, severally and not jointly, indemnify and hold harmless the Company, its directors, officers, agents and employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling Persons, to the fullest extent permitted by applicable law, from and against all Losses, as incurred, arising solely out of or based solely upon any untrue statement of a material fact contained in any Registration Statement, any Prospectus, or any form of prospectus, or in any amendment or supplement thereto, or arising solely out of or based solely upon any omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus, or any form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading to the extent, but only to the extent that such untrue statements or omissions are based solely upon information regarding such Holder furnished in writing to the Company by such Holder expressly for use therein, or to the extent that such information relates to such Holder or such Holder’s proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by such Holder expressly for use in the Registration Statement (it being understood that the Holder has approved Annex A hereto for this purpose), such Prospectus or such form of Prospectus or in any amendment or supplement thereto; provided, however, that the indemnity agreement contained in this Section 5(b) shall not apply to amounts paid in settlement of any Losses if such settlement is effected without the prior written consent of the Holder, which consent shall not be unreasonably withheld. In no event shall the liability of any selling Holder hereunder be greater in amount than the dollar amount of the net proceeds received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

(c)           Conduct of Indemnification Proceedings. If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall promptly notify the Person from whom indemnity is sought (the “Indemnifying Party”) in writing, and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all reasonable fees and expenses incurred in connection with defense thereof; provided, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have prejudiced the Indemnifying Party.

An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (1) the Indemnifying Party has agreed in writing to pay such fees and expenses; (2) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; or (3) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that a conflict of interest would exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and such counsel shall be at the expense of the Indemnifying Party), provided, that the Indemnifying Party shall not be liable for the fees and expenses of more than one separate firm of attorneys at any time for all Indemnified Parties. The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld, delayed or conditioned. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.

All fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section) shall be paid to the Indemnified Party, as incurred, within twenty (20) Trading Days of written notice thereof to the Indemnifying Party (regardless of whether it is ultimately determined that an Indemnified Party is not entitled to indemnification hereunder; provided, that the Indemnifying Party may require such Indemnified Party to undertake to reimburse all such fees and expenses to the extent it is finally judicially determined that such Indemnified Party is not entitled to indemnification hereunder).

(d)           Contribution. If a claim for indemnification under Section 5(a) or 5(b) is unavailable to an Indemnified Party (by reason of public policy or otherwise), then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in Section 5(c), any reasonable attorneys' or other reasonable fees or expenses incurred by such party in connection with any

Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section was available to such party in accordance with its terms.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 5(d), no Holder shall be required to contribute, in the aggregate, any amount in excess of the amount by which the net proceeds actually received by such Holder from the sale of the Registrable Securities subject to the Proceeding exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

The indemnity and contribution agreements contained in this Section are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties and are not in diminution or limitation of the indemnification provisions under the Purchase Agreement.

6.         Miscellaneous.

(a)           Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter, except for, and as provided in the Transaction Documents.

(b)           Benefits of the Agreement. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

(c)           Compliance. Each Holder covenants and agrees that it will comply with the prospectus delivery requirements of the Securities Act as applicable to it (unless an exemption therefrom is available) in connection with sales of Registrable Securities pursuant to the Registration Statement and shall sell the Registrable Securities only in accordance with a method of distribution described in the Registration Statement.

(d)           Discontinued Disposition. Each Holder further agrees by its acquisition of such Registrable Securities that, upon receipt of a notice from the Company of the occurrence of any event of the kind described in Section 3(c)(ii)-(v) or given pursuant to Section 2(f), such Holder will forthwith discontinue disposition of such Registrable Securities under the Registration Statement until it is advised in writing (the “Advice”) by the Company that the use of the applicable Prospectus may be resumed, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus or Registration Statement. The Company may provide appropriate stop orders to enforce the provisions of this paragraph.

(e)           Piggy-Back Registrations. If at any time during the Effectiveness Period there is not an effective Registration Statement covering all of the Registrable Securities and the Company shall determine to prepare and file with the Commission a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities, other than (i) a registration on Form F-4 or Form S-8 (each as promulgated under the Securities Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with option or other employee or director benefit plans, or (ii) a registration contemplated by Section 6(g), then the Company shall send to each Holder written notice of such determination and, if within fifteen (15) days after receipt of such notice, any such Holder shall so request in writing (which request shall indicate the intended method of distribution of the Registrable Securities by such Holder) the Company shall include in such registration statement all or any part of such Registrable Securities such holder requests to be registered, subject to customary underwriter cutbacks applicable to all holders of registration rights on a pro rata basis; provided that if at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register or to delay registration of such securities, the Company may, at its election, give written notice of such determination to such Holder and, thereupon, (i) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay expenses in accordance with Section 4 hereof), and (ii) in the case of a determination to delay registering, shall be permitted to delay registering any Registrable Securities being registered pursuant to this Section 6(e) for the same period as the delay in registering such other securities. In such event, the Holder’s right to include Registrable Securities in such registration shall be conditioned upon its participation in such underwriting, but only to the extent provided in the immediately succeeding sentence. The Holder, if participating in such distribution, shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for underwriting by the Company, on terms no less favorable than those applicable to any other Holder, and shall have, the following provisions: (i) a lock-up no longer than any lock-up applicable to any other party to an underwriting agreement with respect to such offering, (ii) an indemnification limited to the amount of net proceeds (i.e., gross proceeds to the Holder less any underwriting discounts, fees and expenses) received by the Holder in such distribution for the sale of Registrable Securities; (iii) representations and warranties by the Holder only relating to the Holder’s acquisition and ownership of the Registrable Securities; and (iv) all fees and expenses of such underwriter(s) shall be borne by the Company, provided that each Holder shall bear the underwriting discounts and commissions attributable to the Registrable Securities sold by it in such offering.

(f)           Amendments and Waivers. This Agreement may be amended only by a writing signed by all of the parties hereto. The Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company shall have obtained the written consent to such amendment, action or omission to act, of each Purchaser. No consideration shall be offered or paid to any Holder to amend or consent to a waiver or modification of any provision of any of this Agreement unless the same consideration also is offered to all of the Holders. Failure of any party to exercise any right or remedy under this Agreement or otherwise or delay by a party in exercising such right or remedy shall not operate as a waiver thereof.

(g)           Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section prior to 5:00 p.m. (New York City time) on a Trading Day, (ii) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile or e-mail to the facsimile number or e-mail addressed specified in this Section on a day that is not a Trading Day or later than 5:00 p.m. (New York City time) on any Trading Day, (iii) the Business Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.

The address for such notices and communications shall be as follows:

If to the Company:	EDAP TMS S.A.
Parc d’Activites la Poudrette-Lamartine
4/6, rue du Dauphine
69120 Vaulx-en-Velin, France
Facsimile: +33(0) 47215 3144
Attn: Hugues de Bantel

With a copy to:	Cleary Gottlieb Steen & Hamilton LLP
City Place House
55 Basinghall Street
London EC2V 5EH England
Facsimile: +44(0) 207 600 1698
Attn: Pierre-Marie Boury

If to a Purchaser:	To the address set forth under such Purchaser's name on the signature pages hereto.

provided, that any party may change its address for notices by providing written notice to the other parties in the manner prescribed by this Section.

(h)           Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties and shall inure to the benefit of each Holder. The Company may not assign its rights or obligations hereunder without the prior written consent of each Holder. The rights of the Holders hereunder, including the right to have the Company register Registrable Securities pursuant to this Agreement, may be assigned by each Holder to transferees or assignees of all or any portion of the Registrable Securities, but only if (i) the Holder agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company within a reasonable time after such assignment, (ii) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being transferred or assigned, (iii) at or before the time the Company received the written notice contemplated by clause (ii) of this sentence, the transferee or assignee agrees in writing with the Company to be bound by all of the provisions contained herein and in the Purchase Agreement and (iv) the transferee is an “accredited investor” as that term is defined in Rule 501 of Regulation D.

(i)            Execution and Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.

(j)           Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective Affiliates, employees or agents) will be commenced in the New York Courts. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any Proceeding, any claim that it is not personally subject to the jurisdiction of any New York Court, or that such Proceeding has been commenced in an improper or inconvenient forum. The Company irrevocably waives its rights under the provisions of Article 14 and Article 15 of the French Civil Code. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any Proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. If any party shall commence a Proceeding to enforce any provisions of this Agreement, then the prevailing party in such Proceeding shall be reimbursed by the other parties for its attorney’s fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Proceeding. Notwithstanding the foregoing, the Company hereby appoints Corporation Service Company, having an address at 1133 Avenue of the Americas, Suite 3100, New York, New York 10036, as its agent for the receipt of service of process in the United States, and shall maintain an agent for service of process in the United States for all applicable periods under this Agreement. The Company agrees that any document may be effectively served on it in connection with any action, suit or proceeding in the United States by service on such agent.

(k)           Cumulative Remedies. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

(l)            Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(m)         Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(n)           Independent Nature of Purchasers' Obligations and Rights. The obligations of each Purchaser under this Agreement are several and not joint with the obligations of any other Purchaser hereunder, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser hereunder. The decision of each Purchaser to purchase Securities pursuant to the Transaction Documents has been made independently of any other Purchaser. Nothing contained herein or in any other agreement or document delivered at any closing, and no action taken by any Purchaser pursuant hereto or thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert with respect to such obligations or the transactions contemplated by this Agreement. Each Purchaser acknowledges that no other Purchaser has acted as agent for such Purchaser in connection with making its investment hereunder and that no Purchaser will be acting as agent of such Purchaser in connection with monitoring its investment in the Securities or enforcing its rights under the Transaction Documents. Each Purchaser shall be entitled to protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Purchaser to be joined as an additional party in any Proceeding for such purpose. The Company acknowledges that each of the Purchasers has been provided with the same Registration Rights Agreement for the purpose of closing a transaction with multiple Purchasers and not because it was required or requested to do so by any Purchaser.

(o)           Currency.           Unless otherwise indicated, all dollar amounts referred to in this Agreement are in United States Dollars. All amounts owing under this Agreement are in United States Dollars. All amounts denominated in other currencies shall be converted in the United States dollar equivalent amount in accordance with the applicable exchange rate in effect on the date of calculation.

(p)           Further Assurances. The parties shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

EDAP TMS S.A.

By:_________________________________

Name:

Title:

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

SIGNATURE PAGE OF HOLDERS FOLLOW]

                              IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

NAME OF INVESTING ENTITY

________________________________________

AUTHORIZED SIGNATORY

By:    ____________________________________

        Name:

           Title:

ADDRESS FOR NOTICE

c/o:  ____________________________________

Street: ________________________________________

City/State/Zip: __________________________________

Attention: _____________________________________

Tel:      ________________________________________

Fax:     ________________________________________

Email:  ________________________________________

Annex A

Plan of Distribution

The Selling Shareholders and any of their pledgees, donees, transferees, assignees and successors-in-interest may, from time to time, sell any or all of their ordinary shares in the Company, whether in the form of shares or ADSs (collectively, the “Securities”) on any exchange, market or trading facility on which the Securities are traded or in private transactions. These sales may be at fixed, prevailing market or negotiated prices that may vary. The Selling Shareholders may use any one or more of the following methods when selling Securities:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the Securities as agent;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	transactions on any national securities exchange or quotation service on which the Securities may be listed or quoted at the time, including the Nasdaq National Market;
•	in the over-the-counter market;
•	privately negotiated transactions;
•	short sales;
•	broker-dealers may agree with the Selling Shareholders to sell a specified number of such Securities at a stipulated price per Security;
•	through the writing of options;
•	a combination of any such methods of sale; and
•	any other method permitted pursuant to applicable law.

The Selling Shareholders have agreed not to offer the Securities pursuant to an underwritten offering without our prior consent. The Selling Shareholders may also sell Securities under Rule 144 under the Securities Act, if available, rather than under this prospectus. In addition, Selling Shareholders may decide not to sell any of the Securities offered by them pursuant to this prospectus, and may transfer, devise or gift the Securities by other means not described in this prospectus.

The aggregate proceeds to the Selling Shareholders from the sale of the Securities offered by them hereby will be the purchase price of the Securities less discounts and commissions, if any. In order to comply with the securities laws of some states, if applicable, the Securities may be sold in those jurisdictions only through registered or licensed brokers or dealers.

Broker-dealers engaged by the Selling Shareholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Shareholders (or, if any broker-dealer acts as agent for the purchaser of Securities, from the purchaser) in amounts to be negotiated. These commissions and discounts may be in excess of what is customary for the types of transactions involved.

-i-

The Company has advised each Selling Shareholder that it may not use Securities registered on this Registration Statement to cover short sales of Securities made prior to the date on which this Registration Statement shall have been declared effective by the Commission. In connection with the sale of the Securities, the Selling Shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may engage in short sales of the Securities, deliver the Securities to close out the short positions, or loan or pledge the Securities to parties that in turn may sell the Securities. Similarly, the Selling Shareholders may from time to time pledge or grant a security interest in some or all of the Securities owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the Securities so acquired. Selling Shareholders may also enter into options or short sales that require the delivery of Securities to the relevant counterparty. The Selling Shareholders also may transfer the ADRs in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus. In each case, such Securities may be sold from time to time under this prospectus, or under an amendment or supplement to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 amending the list of Selling Shareholders to include such broker-dealer, pledgee, transferee or other successor in interest as a Selling Shareholder under this prospectus.

Upon the Company being notified in writing by a Selling Shareholder that any material agreement has been entered into with a broker-dealer for the sale of Securities through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required disclosing (i) the name of each such Selling Shareholder and of the participating broker-dealer(s), (ii) the number of Securities involved, (iii) the price at which such Securities were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable, (v) if applicable, that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction. In addition, upon the Company being notified in writing by a Selling Shareholder that a donee or pledgee intends to sell more than 500 Securities, a supplement to this prospectus will be filed if then required in accordance with applicable securities laws.

The Selling Shareholders and any broker-dealers or agents that are involved in selling the Securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the Securities may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Shareholder has represented and warranted to the Company that it acquired the securities subject to this registration statement in the ordinary course of such Selling Shareholder’s business and, at the time of its purchase of such securities such Selling Shareholder had no agreements or understandings, directly or indirectly, with any person to distribute any such securities. Each Selling Shareholder has further represented and warranted that it is not a broker-dealer.

If the Selling Shareholders use this prospectus for any sale of the Securities, they will be subject to the prospectus delivery requirements of the Securities Act unless an exemption therefrom is available. The Selling Shareholders will be responsible for complying with the applicable provisions of the Securities Act and Exchange Act, and the rules and regulations promulgated thereunder, including, without limitation, Regulation M, as applicable to such Selling Shareholders in connection with resales of their respective Securities under this Registration Statement. Regulation M may restrict the ability of any person engaged in the distribution of the Securities to engage in market-making activities, or the covering of any short positions, with respect to the Securities, including restricting their ability to purchase the Securities or underlying shares for a period of up to five business days prior to the commencement of such distribution. The Selling Shareholders have acknowledged that they understand their obligations to comply with the provisions of the Exchange Act and the rules thereunder relating to stock manipulation, particularly Regulation M.

-ii-

The Company is required to pay all fees and expenses incident to the registration of the Securities, but we will not receive any proceeds from the sale of the Securities. We estimate that these expenses, excluding any fees, commissions, discounts and concessions of broker-dealers and agents, will be approximately $[•]. In addition, discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of Securities will be borne by the Selling Shareholder. The Company has agreed to indemnify the Selling Shareholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the Securities offered by this prospectus. The Selling Shareholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the Securities against certain liabilities, including liabilities arising under the Securities Act.

Our ADSs are quoted on Nasdaq under the symbol “EDAP.”

-iii-

Annex B

Selling Securityholder Notice and Questionnaire

The undersigned beneficial owner of ordinary shares, nominal value €0.13 per share (the “Ordinary Shares”), of EDAP TMS S.A. (the “Company”), in either the form of Ordinary Shares or American Depositary Shares (“ADSs”) (each ADS representing one Ordinary Share) understands that the Company has filed or intends to file with the Securities and Exchange Commission (the “Commission”) a registration statement (the “Registration Statement”) for the registration and resale under Rule 415 of the Securities Act of 1933, as amended (the “Securities Act”), of the Registrable Securities, as such term is defined in, and in accordance with the terms of, the Registration Rights Agreement, dated as of _____________, 2006 (the “Registration Rights Agreement”), among the Company and the Purchasers named therein. A copy of the Registration Rights Agreement is available from the Company upon request at the address set forth below. All capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Registration Rights Agreement.

In order to sell or otherwise dispose of any Registrable Securities pursuant to the Registration Statement, a beneficial owner of Registrable Securities generally will be required to be named as a selling shareholder in the related prospectus, deliver a prospectus to purchasers of Registrable Securities and be bound by those provisions of the Registration Rights Agreement applicable to such beneficial owner (including certain indemnification provisions as described below). Beneficial owners that do not complete this Questionnaire and deliver it to the Company at the address provided below will not be named as selling shareholders in the Prospectus and therefore will not be permitted to sell any Registrable Securities pursuant to the Registration Statement.

Certain legal consequences arise from being named as a selling securityholder in the Registration Statement and the related prospectus. Accordingly, holders and beneficial owners of Registrable Securities are advised to consult their own securities law counsel regarding the consequences of being named or not being named as a selling securityholder in the Registration Statement and the related prospectus.

NOTICE

The undersigned beneficial owner (the “Selling Securityholder”) of Registrable Securities hereby elects to include the Registrable Securities owned by it and listed below in Item 3 (unless otherwise specified under such Item 3) in the Registration Statement.

1.	Your identity and background as the Beneficial Holder of Registrable Securities
	(a)	Your full legal name:
	(b)	Citizenship:
	(c)	Social Security No. or Taxpayer ID No.:
	(d)	Your address, telephone number, facsimile number and email address for receipt of notices and other purposes:

Address:

__________________________________________________________________

-i-

Telephone No.:

Fax No.:

Email Address:

Contact Person:

(e)

Full legal name of person through which you hold the Registrable Securities only if different than as set forth in Item 1(a) above (i.e. name of your broker or the DTC participant, if applicable, through which your Registrable Securities are held):

Name of broker:

DTC No.:

Contact Person:

Telephone No.:

2.	Your Relationship with the Company
	(a)	Have you or any of your affiliates, officers, directors or principal equity holders (owners of 5% or more of the equity securities of the undersigned) held any position or office or have you had any other material relationship with the Company (or its predecessors or affiliates) within the past three years?
☐ Yes ☐ No
	(b)	If your response to Item 2(a) above is yes, please state the nature and duration of your relationship with the Company:
______________________________________________________________________________________________ ______________________________________________________________________________________________
	(c)	Are you aware of any voting trust or other similar agreement relating to more than 5% of any class of voting securities of the Company?
☐ Yes ☐ No
	(d)	If your response to Item 2(c) above is “yes”, please describe.
______________________________________________________________________________________________ ______________________________________________________________________________________________

-ii-

(e)

Have you engaged in any transaction, or series of similar transactions, since the beginning of January 1, 2005 to which the Company or any of its subsidiaries was or is to be a party in which the amount involved exceeds $60,000?

☐ Yes ☐ No
(f) If your answer is “yes” to Item 2(e), please briefly describe the transaction or transactions below:
3.	Your interest in the Registrable Securities
(a) State the total number of Registrable Securities you have purchased:
____________________________________________________________________________________
(b) Do you beneficially own[1] any securities of the Company other than the Registrable Securities?
☐ Yes ☐ No
(c) If your answer to Item 3(b) above is yes, state the type, the aggregate amount or number of shares of such other securities of the Company beneficially owned by you:
Type:
Aggregate Amount/Number:
CUSIP No(s).:
Holder of record:
Note: List separately securities held of record jointly with another person, in a fiduciary capacity or in a name other than your own. Attach additional sheets and itemize, if necessary.

_________________________

 1 NOTE:     For purposes of this question, securities are considered “beneficially owned” by a person if the person, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power and/or investment power with respect to such securities. “Voting power” is the power to vote or direct the voting of the securities, and “investment power” is the power to dispose of (or direct the disposition of) the securities.

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(d)	Do you have both sole voting power and sole investment power with respect to all the Registrable Securities that you purchased and any securities already beneficially owned by you?
☐ Yes ☐ No
(e)	If your answer to Item 3(d) above is no, provide information in the space below with respect to those persons who have sole voting power and sole investment power, with respect to the Registrable Securities that you purchased and any securities already beneficially owned by you.

________________________________________________________________________________________________

________________________________________________________________________________________________

________________________________________________________________________________________________

(f)	Do you wish to disclaim beneficial ownership of any Registrable Securities or other securities of the Company (either to be purchased in the proposed offering or currently owned) that are described above?
☐ Yes ☐ No
(g)	If your answer to Item 3(f) is yes, provide information in the space below with respect to why you wish to disclaim beneficial ownership, including the number of securities as to which beneficial ownership is disclaimed.

________________________________________________________________________________________________

________________________________________________________________________________________________

________________________________________________________________________________________________

(h)	Do you have the right to acquire beneficial ownership of any Ordinary Shares or other securities of the Company within 60 days?
☐ Yes ☐ No

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(i)

If your answer to Item 3(h) is yes, state the number of Ordinary Shares or other securities of the Company as to which you have the right to acquire beneficial ownership within 60 days in the space provided below and describe the date and circumstances under which you have any such right of acquisition.

________________________________________________________________________________________________

________________________________________________________________________________________________

________________________________________________________________________________________________

	(j)	At the time of your receipt of the Registrable Securities upon the completion of the sale of Ordinary Shares, did you have any agreements or understandings, directly or indirectly, with any person to distribute the Registrable Securities?
☐ Yes ☐ No
	(k)	If your response to Item 3(j) above is yes, please describe such agreements or understandings:
________________________________________________________________________________________________ ________________________________________________________________________________________________
4.	Beneficial Ownership
	(a)	Is the beneficial holder of the Registrable Securities (whether now held or to be purchased) an SEC-reporting company?
☐ Yes ☐ No
(b)

If your answer to Item 4(a) above is no, name the natural person(s) who exercise voting or investment control over the Registrable Securities (whether now held or to be purchased) and give their current titles and describe the relationship of such individuals to the beneficial owner, including their relationships with any intermediate entities, naming such entities:

Name(s) of Natural Person(s) and Title(s): _______________________________________________________________

_______________________________________________________________________________________________

_______________________________________________________________________________________________

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5.	NASD Affiliates and Associates
	(a)	Are you or is the person with voting and dispositive power over the Registrable Securities to be purchased by you a member of The National Association of Securities Dealers, Inc. (“NASD”), a person associated with a member or associated person of a member of the NASD, or a broker-dealer registered pursuant to Section 15 of the Exchange Act?
☐ Yes ☐ No
	(b)	If your answer is “yes” to Item 5(a), did you receive your Registrable Securities as compensation for investment banking services to the Company?
☐ Yes ☐ No
Note: If “no”, the Commission’s staff has indicated that you should be identified as an underwriter in the Registration Statement.
(c)

Are any of your affiliates or any member of your immediate family[1] a member of the NASD or a broker-dealer registered pursuant to Section 15 of the Exchange Act, or an owner of stock or other securities of a member of the NASD?

☐ Yes ☐ No
(d)

If your response to Item 5(a) and 5(c) above is no, are you, any of your affiliates or any member of your immediate family an “affiliate” of a member of the NASD or a broker dealer registered pursuant to Section 15 of the Exchange Act?

☐ Yes ☐ No
	Note:	For the purposes of this Item 5(d), an “affiliate” of a registered broker-dealer shall include any company that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such NASD member or broker-dealer, but excludes any individuals who are merely employed by such NASD member or broker-dealer or its affiliates.
(e)

If your response to Item 5(d) above is “yes”, do you certify that you bought the Registrable Securities in the ordinary course of business, and at the time of the purchase of the Registrable Securities to be resold, you had no agreements or understandings, directly or indirectly, with any person to distribute the Registrable Securities?

☐ Yes ☐ No

_________________________

2        Immediate family includes your parents, mother-in-law, father-in-law, spouse, siblings, brothers-in-law and sisters-in-law, children, sons-in-law and daughters-in-law, and any other individual who is supported to a materiel extent by you.

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	Note:	If “no”, the Commission’s staff has indicated that you should be identified as an underwriter in the Registration Statement.
6.	Plan of Distribution

Except as set forth below, the undersigned (including its donees or pledgees) intends to distribute the Registrable Securities listed in Item 3 pursuant to the Registration Statement only as set out in Annex A to the Registration Rights Agreement (if at all).

State any exceptions to the description set out in Annex A to the Registration Rights Agreement here:

_________________________________________________________________________________________________________________

_________________________________________________________________________________________________________________

Note: In no event will such method(s) of distribution take the form of an underwritten offering of the Registrable Securities without the prior agreement of the Company.

Certain legal consequences arise from being named as a selling securityholder in the Registration Statement and the related prospectus. Accordingly, beneficial owners of Registrable Securities are advised to consult their own securities law counsel regarding the consequences of being named or not being named as a selling securityholder in the Registration Statement and the related prospectus.

The undersigned acknowledges its obligation to comply with the provisions of the Securities Exchange Act of 1934, as amended, and the rules thereunder relating to securities manipulation, particularly Regulation M thereunder (or any successor rules or regulations) and the rules of the Securities Act relating to prospectus delivery in connection with any offering of Registrable Securities pursuant to the Registration Statement. The undersigned agrees that neither it nor any person acting on its behalf will engage in any transaction in violation of such provisions.

The undersigned hereby acknowledges and is advised of the following Interpretation A.65 of the July 1997 SEC Manual of Publicly Available Telephone Interpretations regarding short selling:

“An Issuer filed a Form S-3 registration statement for a secondary offering of common stock which is not yet effective. One of the selling shareholders wanted to do a short sale of common stock “against the box” and cover the short sale with registered shares after the effective date. The issuer was advised that the short sale could not be made before the registration statement become effective, because the shares underlying the short sale are deemed to be sold at the time such sale is made. There would, therefore, be a violation of Section 5 if the shares were effectively sold prior to the effective date.”

By returning this Questionnaire, the undersigned will be deemed to be aware of the foregoing interpretation.

In the event that the Company is required to file a new or additional registration statement to register Registrable Securities beneficially owned by the undersigned for any reason, the undersigned hereby agrees to complete and return to the Company, upon the request of the Company, a new Questionnaire (in a form substantially similar to this Questionnaire).

In the event that the undersigned transfers its Registrable Securities after the date on which the information in this Questionnaire is provided to the Company (to the extent permitted under the Registration Rights Agreement), the undersigned agrees to notify the transferee(s) at the time of transfer of its rights and obligations hereunder.

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By signing below, the undersigned consents to the disclosure of the information contained in this Questionnaire and the inclusion of such information in the Registration Statement, the related prospectus and any state securities or “Blue Sky” applications. The undersigned understands that the information in this Questionnaire will be relied upon by the Company in connection with the preparation or amendment of the Registration Statement or related prospectus.

By signing below, the undersigned represents that the information provided herein is accurate and complete. The undersigned agrees to notify the Company promptly of any material inaccuracies or changes in the information provided herein that may occur subsequent to the date hereof at any time while the Registration Statement remains effective.

Once this Questionnaire is executed by the undersigned beneficial holder and received by the Company, the terms of this Questionnaire, and the representations and warranties contained herein, shall be binding on, shall inure to the benefit of and shall be enforceable by the respective successors, heirs, personal representatives and assigns of the Company and shall be governed in all respects by the internal laws of the State of New York.

Dated: ____________, 2006

_____________________________________

(Name) [Please print or type]

By: ___________________________________

(Authorized Signature)

Title: __________________________________

PLEASE RETURN THE COMPLETED AND EXECUTED QUESTIONNAIRE TO THE COMPANY:

EDAP TMS S.A.

Parc d’Activites la Poudrette-Lamartine

4/6, rue du Dauphine

69120 Vaulx-en-Velin, France

Telephone No.: +33(0) 47215 3172

Facsimile No.: +33(0) 47215 3144

Attention:     Blandine Confort

                         Investor Relations / Legal Affairs

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